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Exhibit 10.77

INDIVIDUAL LABOR CONTRACT

This is the Individual Labor Contract for an Indefinite Term entered into by and between, of one part as employer: GRAN TIERRA ENERGY PERU S.R.L., hereinafter called GRAN TIERRA, identified with Tax Registration Code N° (“RUC”) 20513842377, a company recorded at Electronic Card Nº 12538256 or the Legal Persons Registry of the Lima Registry Bureau, with legal domiciled at Julian Arias Araguez Nº 250, Urbanizacion San Antonio, district of Miraflores, province and department of Lima, with worksite located at Avenida Andres Reyes Nº 437, Apt. 801, district of San Isidro, province and department of Lima, which is engaged in performing both in Peru and abroad, on its own account or on third parties’ account, or associated with third parties, the exploration, exploitation, refining, production, transportation, storage, distribution and commercialization of oil and its derivatives, natural gas, as well as other liquid hydrocarbons. To such end, it may form part of joint ventures, consortiums and execute association contracts and/or any other type of contract created or to be created in the country or abroad, and may also carry out any other activity that its General Partners’ Meeting may decide to undertake, prior amendment of its corporate bylaws. It started operations on August 24, 2006. It is duly represented by its Proxy, Mr. Germán Barrios Fernández-Concha, identified with National identity document Nº 08774403, authorized for these purposes according to the authorities conferred to him in the Public deed dated June 25th 2,010; and of the other part as worker, Mr. CARLOS MONGES REYES, with Peruvian nationality, identified with DNI No. 07781022, 55-year old married male, an engineer geologist, domiciled at Domingo de la Presa Nº 127, Urbanizacion Valle Hermoso, district of Santiago de Surco, province and Department of Lima, hereinafter called THE OFFICER.

This agreement is executed under the following terms and conditions:

FIRST: EMPLOYER.-

GRAN TIERRA is a company organized and existing under the Peruvian laws, which is engaged in the activities described in the introduction of this Contract.

SECOND: THE OFFICER.-

THE OFFICER is a professional in engineering, who declares to be an engineer geologist, with professional title granted by the National University of San Marcos of the Republic of Peru, and to have vast knowledge and broad experience in the field of his profession, particularly within the hydrocarbon sector, which will enable him to be in the position to fulfill the needs of GRAN TIERRA in order to occupy the high office of General Manager, performing the pertinent duties and assuming the responsibilities resulting therefore.

THIRD: Service Needs.-

GRAN TIERRA needs to have a high-rank officer, who is familiar with, is perfectly qualified and has broad experience in the line of business in which GRAN TIERRA is engaged and, particularly in order that such worker provides his services subject to the indications received from his superiors and under the subordination of GRAN TIERRA, so that effective from October 1, 2011, he devotes to perform the duties of the high rank office of General Manager and to comply with and perform his obligations, high responsibilities and tasks, as well as the other supplementary, similar and related tasks that GRAN TIERRA may indicate through its authorized bodies as to the provision of the service required, within the operations, business and activities developed by GRAN TIERRA in the market.

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FOURTH: Agreement of the Parties, Purpose of the Contract, Office to Occupy and the Worksite.-

GRAN TIERRA hereby hires the services of THE OFFICER from October 1, 2011 and THE OFFICER accepts to express his hiring in this document, which hiring is agreed for an indefinite term, under the terms and conditions herein provided for, taking into account the provisions of the foregoing clauses, in order that said officer acts as General Manager of GRAN TIERRA¸ thus entrusting him the responsibilities and granting the authorities typical to said high managerial office, like the following, among others:

1.	General Representation of GRAN TIERRA and conduction of the proper running of the company.

2.
Keep permanent and direct contact with PERUPETRO, OSINERGMIN, General Bureau of Hydrocarbons, General Direction of Environmental, and other Bureaus of the Ministry of Energy and Mines, as well as all other public and/or public entities with which GRAN TIERRA must keep administrative, commercial, institutional or business relations, for the normal and appropriate development of its activities, business and operations in accordance with the legal framework currently in force.

3.	Conduct the necessary personnel working under his command, under dependency/subordinated relationship before GRAN TIERRA, in compliance with the legal rules currently in force.

4.	Other related and supplementary tasks typical to the office he occupies.

The list of obligations described above is not limiting, meaning THE OFFICER shall be in charge of any and all aspects related to the proper march of GRAN TIERRA, among others that may be given by his employer.

Therefore, it is placed expressly on record that the tasks and duties determined for THE OFFICER are open to the provision of his personal services within the scope of his office as General Manager of GRAN TIERRA that the latter may determine, not being his work limited or circumscribed exclusively to the tasks mentioned above. GRAN TIERRA reserves the right to modify such duties and tasks through its authorized bodies, in connection with the needs of the service and within the reasonableness criteria related to the office of THE OFFICER.

THE OFFICER, in turn, agrees to accept his hiring and, thus, undertakes himself to render his services in benefit of GRAN TIERRA, committing himself to perform his duties to the best of his abilities and with the loyalty and devotion typical to the responsibility inherent to the office he is entrusted with, as well as exercise the authorities conferred and assume the consequent responsibilities.

Both hiring parties place expressly on record that the above mentioned office occupied by THE OFFICER for GRAN TIERRA shall be performed from the beginning of the labor relation at the offices of GRAN TIERRA located at Avenida Andres Reyes Nº 437, Apt. 801, in the district of San Isidro, province and department of Lima.

FIFTH: Salary.-

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During the term of his indefinite labor hiring, for the personal services provided to GRAN TIERRA, THE OFFICER shall earn an annual gross income of S/. 360,000.00 (Three Hundred Sixty Thousand 00/100 Nuevos Soles), amount that includes the monthly gross salary for each of the twelve (12) months of the year as a consideration for his personal services, the mandatory bonuses, one in July and the other one in December, as appropriate, the amount of the family allowance, should he be entitled to it according to the provisions of Law Nº 25129, the social benefit called compensation for time of services (“CTS”) and all other rights and benefits resulting applicable according to the Peruvian labor laws. The deductions, contributions, mandatory withholdings and other applicable ones or resulting applicable, shall be deducted from such amount.

It is placed on record that the mandatory bonuses, one to be received in July and the other in December, as well as the compensation for time of services that form part of the annual gross income of THE OFFICER shall be paid or deposited to the latter in the way and on the time established by law of each matter.

The salary may be increased by decision of GRAN TIERRA, and this will not imply any modification to the terms and conditions of this labor contract agreed for an indefinite term.

SIXTH.- Responsibilities of THE OFFICER and the Hours of Work.-

THE OFFICER acknowledges to know that any worker of GRAN TIERRA is in principle subject to the limits of the maximum ordinary working hours prevailing therein, and he must come and leave his worksite very near the entry and exit hours, respectively, to the extent that he can only use the facilities of GRAN TIERRA after the common working hours by express prior written authorization of GRAN TIERRA or do overtime previously required and agreed.

The only workers not subject to such maximum working hours are the managerial personnel, trust personnel not subject to an effective control of their work time, in both cases qualified as such, and those providing their services without immediate supervision and control of their employer or those who provide services of intermittent waiting, surveillance or custody according to the laws about working hours currently in force.

Being a high-rank and managerial office the one to be performed by THE OFFICER to GRAN TIERRA, according to the provisions of article 5º of the TUO of Legislative Decree Nº 854 and article 10º, item a) of its Regulations, approved by Supreme Decrees Nº 007-2002-TR and 008-2002-TR, THE OFFICER shall not be subject to the limits of the maximum ordinary labor working hours of GRAN TIERRA, which he declares to know. Therefore, he shall devote whichever time necessary to comply with the responsibilities that have been entrusted to him.

By virtue thereof, THE OFFICER shall not be entitled to the payment of extra hours or overtime.

SEVENTH: Term and Others.-

This labor contract is agreed for an indefinite term, starting from October 1, 2011, date when the actual provision of subordinated services of THE OFFICER to GRAN TIERRA begins.

EIGHTH: Working Bona Fide, Exclusivity, Confidentiality and Other Commitments.-

THE OFFICER binds himself to devote to GRAN TIERRA all his work capacity for the thorough performance of the main, related and supplementary tasks typical to the high rank he occupies, as well as to observe in good faith and willingness, all the duties, guidelines, orders and instructions given by GRAN TIERRA through its authorized bodies and according to the authorities that the Law recognizes or do not restrain it from exercising as such, as well as to comply with the

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instructions and guidelines imposed by its representatives and, in general, within the scope of this labor contract for an indefinite term.

THE OFFICER undertakes himself to devote in good faith and fully willingly all the time, energy, expertise necessary for the service that GRAN TIERRA may require, as well as to the protection of the interests of the latter, by reason of the high rank for which he has been hired for an indefinite term.

THE OFFICER'S services under this contract are hired on an exclusive basis; thus, during the term of his labor contract THE OFFICER will not be able to render his services to third parties or engage on his own in other activities for which he is paid, which may lead him away from complying with his obligations with GRAN TIERRA or which constitute an activity is in competition with the business of GRAN TIERRA.

As an exemption from the preceding paragraph, THE OFFICER might provide services to PETROLÍFERA PETROLEUM DEL PERÚ S.A.C. counting with the express and written permission of GRAN TIERRA.

Moreover, THE OFFICER commits himself to keep confidential any and all information that may be disclosed to him, directly or indirectly, about the activities, business and operations of GRAN TIERRA and any third parties or persons, with the occasion of the performance of his labor contract and in the development and performance of his tasks, based on elemental ethical and legal liability principles.

Subject to the obligations agreed to herein, including the obligations of confidentially, and to those obligations otherwise applicable to THE OFFICER as a result of his employment with GRAN TIERRA, THE OFFICER shall not be prohibited from obtaining other employment after the termination of this Individual Labor Contract.

THE OFFICER acknowledges know that the terms of his hiring, duration, salary, benefits and other terms and conditions agreed with GRAN TIERRA constitute confidential information; thus, he also binds himself to keep the same strict confidentiality before other workers and/or third parties.

Failure to comply with the confidentiality commitment assumed by THE OFFICER regarding the entire confidential information of GRAN TIERRA, as stated, authorizes the latter to start disciplinary actions against THE OFFICER including the possibility to consider the violation of such confidentiality as a serious offence that can give rise to the termination of the labor relation.

The parties acknowledge that in exercising his duties, THE OFFICER shall handle and have access to privileged information and in certain cases, secret information, which is proprietary to GRAN TIERRA. Therefore, THE OFFICER binds himself to keep such information absolute reserve and confidentiality, as well as in respect to any information related to GRAN TIERRA, related companies, the accounting, financial statements, shareholders, concessions, equipment, patrimony, tariffs, operations, business in general, technical information, investments, finances, customers, organization policies, legal aspects, executives, employees and/or any other item and/or information thereof to which he may have access as a result of the performance of his contract. He also commits to use such information only for the performance of his duties according to what is herein provided for taking into account that it is proprietary information of GRAN TIERRA.

These obligations shall persist even after termination of the labor relation.

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THE OFFICER shall comply with the rules typical to his worksite, as well as those contained in the Work Internal Rules, other regulations and the other ones given due to the needs of the service.

THE OFFICER expressly states with his signature put in this contract that although it is true that his worksite is located in the city of Lima, Peru, due to the nature of the service and his position, he commits and is bound to move to any point within the Republic of Peru where his presence may be necessary because of his duties and the needs of the service.

THE OFFICER declares that THE OFFICER shall abide by the guidelines given by GRAN TIERRA as to corporate policies, mode and quality of services or others, including those of GRAN TIERRA’s ultimate parent, Gran Tierra Energy Inc., which can be found at www.grantierra.com  or may otherwise be provided to THE OFFICER.  THE OFFICER has previously been given copies of and has agreed to comply with the following corporate policies of Gran Tierra Energy Inc.:

1) Code of Business Conduct and Ethics
2) Foreign Corrupt Practices Act
3) Disclosure
4) Whistle Blower
5) Acceptable Computer Use
6) Information Technology Security
7) Insider Trading

NINTH: Trips inside Peru or Abroad.-

THE OFFICER acknowledges to know that due to his office and bearing in mind the type of activities performed by GRAN TIERRA, it is expected that trips should be made from time to time inside the country or eventually abroad, which he already accepts, and commits to perform the mentioned trips whenever it is required due to the needs of the service.

TENTH: Taxation.-

As for tax obligations, THE OFFICER is clearly instructed that he is subject to Peruvian Tax Laws. Thus, the parties will have to comply with the tax rules that might concern them, being responsible for their compliance and subject to the penalties therein provided for.

ELEVENTH: Labor Regime and Applicable Law.-

THE OFFICER is subject to the Ordinary Labor Regime of the Private Sector and the rights and benefits provided for in said regime shall be applicable to him.

Peruvian Labor and Social Laws shall apply to this Labor Contract for an Indefinite Term and shall supplement it in everything that has not been herein provided for by the parties.

TWELFTH: Venue and Domiciles.-

The contracting parties expressly submit themselves to the venue and competence of the courts and jurisdictional specialized labor courts in the City of Lima; therefore in case of any controversy, doubt, discrepancy or claim resulting from the interpretation, enforcement and performance of this labor contract that could not be settled amicably and in good faith between the parties, they shall be submitted to the venue of such jurisdictional bodies.

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To such end, for the purposes of communications and notices between the parties, they indicate as their domiciles the ones appearing in the introduction hereof.

In order that any change of domicile shall be regarded valid, it shall be notified from one party to the other with a prior notice of at least five (05) working days and by notarial means; otherwise, it shall have no effect.

Issued and executed in three (03) counterparts with the same wording, in the city of Lima to the satisfaction of the contracting parties, on September 30, 2011.

/s/ Germán Barrios                     /s/ Carlos Monges
GRAN TIERRA                 THE OFFICER

CONTRATO INDIVIDUAL DE TRABAJO

Conste por el presente documento privado el Contrato Individual de Trabajo a Duración Indeterminada que celebran, de una parte y como empleadora: GRAN TIERRA ENERGY PERÚ S.R.L., a la que en adelante se le denominará GRAN TIERRA, identificada con R.U.C. N° 20513842377, Sociedad inscrita en la Partida Electrónica N° 12538256 del Registro de Personas Jurídicas de la Oficina Registral de Lima, con domicilio legal en Julián Arias Araguez N° 250, Urbanización San Antonio, del distrito de Miraflores, provincia y departamento de Lima, con centro de trabajo ubicado en Avenida Andrés Reyes N° 437, Interior 801, del distrito de San Isidro, provincia y departamento de Lima, dedicada tanto en el Perú como en el extranjero, por cuenta propia o de terceros o asociada a terceros, a la exploración, explotación, refinación, producción, transporte, almacenamiento, distribución y comercialización de petróleo y sus derivados, gas natural, así como de otros hidrocarburos líquidos; para tal efecto podrá integrar joint ventures, consorcios y firmar contratos asociativos y/o cualquier otro tipo de contratación creado o por crearse en el país o en el extranjero y asimismo, podrá realizar cualquier otra actividad que su Junta General de Socios, previa modificación estatutaria, decida emprender sin limitación de ninguna índole; habiendo dado inicio a su actividad el 24 de agosto de 2006; debidamente representada por su Apoderado, el señor Germán Barrios Fernández-Concha, identificado con D.N.I. N° 08774403, facultado para estos efectos según atribuciones conferidas a su favor en la Escritura Pública de fecha 25 de junio de 2010; y, de la otra parte y como trabajador: el señor CARLOS MONGES REYES, de nacionalidad peruana, identificado con D.N.I. N° 07781022, de 55 años de edad, de profesión Ingeniero Geólogo, de ocupación empleado, de estado civil casado, con domicilio en Domingo de la Presa N° 127, Urbanización Valle Hermoso, distrito de Santiago de Surco, provincia de Lima y departamento de Lima, a quien en adelante se le denominará EL FUNCIONARIO.

El Contrato se celebra en los términos y bajo las condiciones siguientes:

PRIMERO: Del Empleador.-

GRAN TIERRA es una empresa constituida en el Perú de acuerdo a las leyes peruanas, que se dedica al giro de su negocio indicado en la introducción de este contrato.

SEGUNDO: De EL FUNCIONARIO.-
EL FUNCIONARIO es un profesional en el campo de la ingeniería, quien declara ser de profesión Ingeniero Geólogo con título profesional otorgado por la Universidad Nacional Mayor de San Marcos de la República de Perú, y contar con amplios conocimientos y gran experiencia en el campo de su profesión particularmente dentro del sector hidrocarburos que le permiten estar en capacidad de cubrir los requerimientos de GRAN TIERRA para ocupar el alto cargo de Gerente General, desempeñando las labores que le corresponden y asumiendo las responsabilidades consiguientes.

TERCERO: De las Necesidades del Servicio.-

GRAN TIERRA requiere contar con un funcionario de alto nivel, que sea gran conocedor, se encuentre debidamente capacitado y tenga amplia experiencia en el giro al que se dedica y particularmente para los fines que dicho trabajador preste sus servicios con sujeción a las indicaciones que reciba de sus superiores y bajo subordinación a GRAN TIERRA, para que se dedique desde el 1° de octubre de 2,011 al desempeño del alto cargo de Gerente General y al cumplimiento y ejecución de sus obligaciones, altas responsabilidades y labores, así como a las demás complementarias, afines y conexas que GRAN TIERRA le indique a través de sus órganos autorizados en cuanto al desempeño del servicio requerido, dentro de las operaciones, negocio y actividades que GRAN TIERRA desarrolla en el mercado.

CUARTO: Del Acuerdo de Partes, del Objeto del Contrato y del Centro de Trabajo.-

Por medio del presente instrumento GRAN TIERRA contrata los servicios personales de EL FUNCIONARIO desde el día 1° de octubre de 2011, y este último acepta se plasme en este instrumento su contratación laboral que se pacta a duración indeterminada en los términos previstos en este documento, teniendo en cuenta lo señalado en las cláusulas precedentes, para que se desempeñe como Gerente General de GRAN TIERRA, encomendándosele al efecto las altas responsabilidades y confiriéndosele las atribuciones propias del mencionado alto cargo, como lo son, entre otras, las siguientes:

1.	Representación General de GRAN TIERRA y conducción de la adecuada marcha de la empresa.

2.
Mantener contacto permanente y directo con PERUPETRO, OSINERGMIN, Dirección General de Hidrocarburos, Dirección General Ambiental y demás Direcciones del Ministerio de Energía y Minas, así como todas las otras entidades públicas y/o privadas con las que GRAN TIERRA debe mantener relaciones administrativas, comerciales, institucionales o de negocios, para el normal y apropiado desarrollo de sus actividades, negocios y operaciones de acuerdo al marco legal vigente.

3.	Dirigir al personal que fuera necesario que labore bajo sus órdenes, bajo relación de dependencia/subordinación ante GRAN TIERRA, cumpliendo con las normas vigentes.

4.	Otras conexas y complementarias vinculadas al cargo que ostenta.

La enumeración de las obligaciones consignadas no es limitativa, vale decir que EL FUNCIONARIO estará encargado de todos los aspectos referidos a la adecuada marcha de GRAN TIERRA, entre otras que puedan serle impartidas por su empleadora.

Se deja constancia por consiguiente que las tareas y funciones determinadas para EL FUNCIONARIO están abiertas a la prestación de sus servicios personales dentro del ámbito de su cargo como Gerente General de GRAN TIERRA que esta última determine, no limitándose o circunscribiéndose su labor exclusivamente a las antes referidas, reservándose GRAN TIERRA el derecho de modificar tales funciones y tareas a través de sus órganos autorizados, en relación a las necesidades del servicio y dentro de criterios de razonabilidad atendiendo al cargo de EL FUNCIONARIO.

Por su parte, EL FUNCIONARIO conviene en aceptar su contratación laboral subordinada y en prestar sus servicios personales a GRAN TIERRA con la mayor dedicación, esmero y máxima lealtad propias del alto cargo que se le encomienda y confía, así como en ejercer las atribuciones y por ende asumir las responsabilidades consiguientes.

Ambas partes contratantes dejan claramente establecido que el referido cargo que ocupa EL FUNCIONARIO para GRAN TIERRA será desempeñado desde el inicio de la relación laboral en las oficinas de GRAN TIERRA ubicadas en Avenida Andrés Reyes N° 437, Interior 801, del distrito de San Isidro, provincia y departamento de Lima.

QUINTO: De la Remuneración.-

EL FUNCIONARIO percibirá como retribución por los servicios personales que preste a GRAN TIERRA durante la vigencia de su contratación laboral indeterminada, un ingreso anual bruto ascendente a S/. 360,000.00 (Trescientos Sesenta Mil y 00/100 Nuevos Soles), importe que comprende la remuneración mensual bruta por cada uno de los doce (12) meses en el año como retribución por sus servicios personales, las gratificaciones de ley, una en el mes de julio y la otra en el mes de diciembre, en cuanto corresponda, el importe de la asignación familiar, en caso tenga derecho a la misma con arreglo a la Ley Nº 25129, el beneficio social denominado compensación por tiempo de servicios (CTS) y los demás derechos y beneficios que le resulten aplicables de conformidad con la legislación laboral peruana; suma de la cual se deducirán los descuentos, aportaciones, retenciones de ley y demás que correspondan o resulten aplicables.

Se deja constancia que las gratificaciones de ley, una a ser percibida en el mes de julio y la otra en el mes de diciembre, así como la compensación por tiempo de servicios, que forman parte del ingreso bruto anual de EL FUNCIONARIO serán abonadas o depositadas a este último en la forma y oportunidad que fija la ley de cada materia.

La remuneración podrá ser incrementada por decisión de GRAN TIERRA sin que ello importe modificación de los términos y condiciones del presente contrato de trabajo pactado a duración indeterminada.

SEXTO: De las responsabilidades de EL FUNCIONARIO y de la jornada y horario de trabajo.-

EL FUNCIONARIO declara conocer que todo trabajador de GRAN TIERRA está en principio sujeto a los límites de la jornada máxima ordinaria que en ella impera, debiendo ingresar y retirarse de su centro de trabajo muy cerca de la hora de ingreso y de salida, respectivamente, en la medida que sólo por autorización expresa, previa y por escrito de GRAN TIERRA puede hacer uso de las instalaciones de ésta fuera de su jornada de trabajo habitual o realizar horas de trabajo extraordinarias previamente requeridas y convenidas.

Los únicos trabajadores que no se encuentran sujetos a la referida jornada máxima, son el personal de dirección, los trabajadores de confianza no sujetos a un control efectivo del tiempo de su trabajo, en ambos casos calificados como tales, y aquellos que prestan sus servicios sin fiscalización inmediata de su empleador o quienes prestan servicios intermitentes de espera, vigilancia o custodia de acuerdo con la legislación sobre jornadas de trabajo vigente.

Tratándose de un cargo de dirección y de alta jerarquía el que desempeñará EL FUNCIONARIO para GRAN TIERRA, de conformidad con lo previsto por el artículo 5º del TUO del Decreto Legislativo Nº 854 y el artículo 10º literal a) de su Reglamento, aprobados por Decretos Supremos Nºs. 007-2002-TR y 008-2002-TR, no estará sujeto al límite de la jornada máxima ordinaria laboral establecida en GRAN TIERRA, debiendo dedicar el tiempo que requiera a las altas responsabilidades que se le confieren.

En razón a lo expuesto EL FUNCIONARIO no será merecedor al pago de trabajo en sobretiempo u horas extras.

SÉPTIMO: Del Plazo y otros.-

El presente contrato de trabajo se pacta por plazo indeterminado, iniciando su vigencia a partir del día 1° de octubre de 2011, fecha en que se inicia la prestación efectiva de servicios subordinados de EL FUNCIONARIO para GRAN TIERRA.

OCTAVO: De la Buena Fe Laboral, de la Exclusividad, de la Confidencialidad y Otros Compromisos.-

EL FUNCIONARIO se obliga a desarrollar para GRAN TIERRA toda su capacidad de trabajo para el cabal desempeño de las labores principales, conexas y complementarias inherentes al alto puesto que ostenta así como a observar con buena fe y disposición las funciones, directivas, órdenes e instrucciones que le imparta GRAN TIERRA a través de sus órganos autorizados y de acuerdo con las facultades que la Ley le reconoce o no le impide ejercer como tal, así como a cumplir las instructivas y directrices que dispongan sus representantes y en suma con los alcances de este contrato de trabajo a duración indeterminada.

EL FUNCIONARIO se compromete a dedicar de buena fe y con plena disposición todo el tiempo, energía y experiencia que sean necesarios para el servicio que GRAN TIERRA requiera así como para la protección de los intereses de la misma, en razón del alto cargo para el cual ha sido contratado a plazo indeterminado.

Los servicios de EL FUNCIONARIO en virtud del presente contrato de trabajo a duración indeterminada, se contratan con el carácter de exclusivos, de tal modo que durante la vigencia de la relación laboral, no podrá prestar servicios a terceros, ni tampoco dedicarse a actividades remuneradas por cuenta propia que le distraigan de sus obligaciones para con GRAN TIERRA o que constituyan una actividad que se encuentre en competencia con el giro social y negocio de GRAN TIERRA.

Como excepción a lo expuesto en el párrafo que antecede, EL FUNCIONARIO podrá prestar servicios a PETROLÍFERA PETROLEUM DEL PERÚ S.A.C. contando para ello con la autorización expresa y por escrito de GRAN TIERRA.

Asimismo, EL FUNCIONARIO se compromete a guardar y mantener reserva de toda aquella información que llegue a su conocimiento directa o indirectamente respecto de las actividades, negocio y operaciones de GRAN TIERRA y cualquier tercero o persona, con ocasión de la ejecución de su contrato de trabajo y en el desarrollo y ejecución de sus labores, en base a elementales principios de ética y responsabilidad legal.

Sujeto a las obligaciones acordadas en este Contrato, incluyendo las obligaciones de confidencialidad, y todas aquellas otras obligaciones de alguna manera aplicables a EL FUNCIONARIO como resultado de su vínculo laboral con GRAN TIERRA, EL FUNCIONARIO no estará prohibido de obtener otro empleo después de la terminación de este Contrato Individual de Trabajo.

EL FUNCIONARIO declara conocer que los términos de la modalidad de su contratación, duración, remuneración, beneficios y demás condiciones acordadas con GRAN TIERRA, constituyen información confidencial, obligándose a mantener igualmente la misma bajo estricta reserva frente a otros trabajadores y/o terceros.

El incumplimiento del compromiso de reserva asumido por EL FUNCIONARIO en relación a toda información confidencial de GRAN TIERRA, conforme a lo expuesto, faculta a esta última a iniciar acciones disciplinarias contra EL FUNCIONARIO incluyendo la posibilidad de reputarle la violación a dicha reserva como falta grave que puede dar lugar a la terminación del vínculo laboral.

Las partes reconocen que EL FUNCIONARIO, en ejercicio de sus funciones, manejará y tendrá acceso a información de tipo confidencial y en algunos casos secreta, la cual es de exclusiva propiedad de GRAN TIERRA. Por consiguiente, EL FUNCIONARIO se obliga a guardar absoluta reserva y confidencialidad de dicha información, así como respecto de toda información relacionada con GRAN TIERRA, empresas vinculadas, su contabilidad, estados financieros, accionistas, concesiones, equipos, patrimonio, tarifas, operaciones, negocios en general, información técnica, inversiones, finanzas, clientes, políticas de la organización, aspectos legales, ejecutivos, empleados y/o cualquier otro concepto y/o información a que tuviere acceso como consecuencia de la ejecución del presente contrato, comprometiéndose además a utilizar dicha información únicamente para el desempeño de sus funciones de conformidad con lo señalado en el presente documento, teniendo en cuenta que se trata de información de propiedad de GRAN TIERRA.

Esta obligación subsistirá aún después de terminada la relación laboral.

EL FUNCIONARIO deberá cumplir con las normas propias de su centro de trabajo, así como con las contenidas en el Reglamento Interno de Trabajo, demás reglamentos, y las demás que se imparta por las necesidades del servicio.

EL FUNCIONARIO manifiesta expresamente con su firma estampada en este contrato que si bien es cierto que su centro de trabajo se encuentra ubicado en la ciudad de Lima, Perú por la naturaleza del servicio y de su cargo, se compromete y queda obligado a desplazarse a cualquier punto de la República en donde su presencia sea necesaria en razón de su función y de las necesidades del servicio.

Por su parte, EL FUNCIONARIO declara que se someterá a las disposiciones que le imparta GRAN TIERRA en cuanto a políticas de empresa, modalidad y calidad de servicios u otros, incluyendo aquellas de la matriz de GRAN TIERRA, Gran Tierra Energy Inc., las cuales puede encontrar en el link www.grantierra.com o que también pueden ser proporcionadas a EL FUNCIONARIO.  Se le ha hecho entrega a EL FUNCIONARIO de copias de tales documentos y él ha acordado cumplir con las siguientes políticas corporativas de Gran Tierra Energy Inc.:

1)	Código de Conducta y Ética Empresarial.

2)	El Cumplimiento de la Ley de Prácticas Anti-Corrupción del Exterior.

3)	Política de Divulgación.

4)	Política de Información / Denuncia de Actos Ilegales.

5)	Uso Aceptable de Medios Informáticos.

6)	Seguridad de Información Tecnológica.

7)	Política de Abuso de Información Privilegiada.

NOVENO: Viajes al Interior o al Extranjero.-

EL FUNCIONARIO declara conocer que con motivo de su cargo y teniendo en cuenta el tipo de actividades que realiza GRAN TIERRA, es de esperar que deba realizar viajes en forma esporádica tanto al interior del país como eventualmente al extranjero, lo cual acepta desde ya, comprometiéndose a realizar los mencionados viajes cuando ello sea requerido, atendiendo a las necesidades del servicio.

DÉCIMO: De la Tributación.-

En materia de obligaciones tributarias EL FUNCIONARIO se encuentra debidamente instruido que queda sujeto a la Legislación Tributaria del Perú. En consecuencia, las partes deberán cumplir las normas de la materia respecto de las disposiciones que a éstas le atañen, siendo responsables de su incumplimiento y sujetas a las sanciones en ellas previstas.

DÉCIMO PRIMERO: Del Régimen Laboral y de la Legislación Aplicable.-

EL FUNCIONARIO se encuentra sujeto al Régimen Laboral Común de la Actividad Privada y le son aplicables los derechos y beneficios previstos en el mismo.

La Legislación Laboral y Social Peruana se aplicarán al presente Contrato de Trabajo de Duración Indeterminada y lo complementarán en todo aquello que no haya sido previsto por las partes.

DÉCIMO SEGUNDO: De la Competencia Jurisdiccional y de los Domicilios.-

Las partes contratantes se someten a la competencia de los Jueces y Salas Jurisdiccionales Especializados de Trabajo de la Ciudad de Lima, motivo por el cual cualquier controversia, duda, discrepancia o reclamación resultante de la interpretación, cumplimiento y ejecución de este contrato de trabajo, que no pudiese ser resuelta amigablemente y de buena fe entre las mismas, será sometida al fallo de tales órganos jurisdiccionales.

Para efectos de las comunicaciones y notificaciones entre las partes, éstas señalan como sus domicilios los que aparecen en la introducción de este contrato.

Cualquier variación de domicilio para que sea reputada como válida, deberá ser comunicada de una parte a la otra con la debida anticipación de cinco (5) días hábiles y por conducto notarial, caso contrario no surtirá efecto alguno.

Hecho y suscrito, en la ciudad de Lima, en señal de entera conformidad y a satisfacción de las partes contratantes, en tres (3) ejemplares de un mismo tenor, el día 30 del mes de septiembre del año 2,011.

/s/ Germán Barrios                     /s/ Carlos Monges
GRAN TIERRA             EL FUNCIONARIO